Exhibit 5.2

[Letterhead of Goodwin Procter LLP]

May 2, 2017

Acadia Realty Trust

411 Theodore Fremd Avenue, Suite 300

Rye, New York 10580

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), (ii) preferred shares of beneficial ownership, par value $0.001 per share, of the Company (the “Preferred Shares”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), (v) depositary shares, each evidencing a fraction of a Preferred Share (“Depositary Shares”), (vi) stock purchase units or contracts of the Company (the “Stock Purchase Units or Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Shares, Preferred Shares or Depositary Shares at a future date or dates, (vii) subscription rights to purchase securities of the Company (“Subscription Rights”) and (viii) units comprised of Common Shares, Preferred Shares, Debt Securities, Warrants, Depositary Shares, Stock Purchase Units or Contracts, Subscription Rights and other securities in any combination (“Units”).  The Common Shares, Preferred Shares, Debt Securities, Warrants, Depositary Shares, Stock Purchase Units or Contracts, Subscription Rights and Units are sometimes referred to collectively herein as the “Securities.”  Securities may be issued in an unspecified number (with respect to Common Shares, Preferred Shares, Warrants, Depositary Shares, Stock Purchase Units or Contracts, Subscription Rights or Units) or in an unspecified principal amount (with respect to Debt Securities or Warrants for Debt Securities).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions sets forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the law of New York, and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Common Shares or Preferred Shares, as applicable, together with the total number of Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Debt Security, Warrant, Stock Purchase Unit or Contract, Subscription Right or Unit), as the case may be, then outstanding, will not exceed the total number of authorized Common Shares or Preferred Shares, as applicable, under the Company’s Declaration of Trust, as amended and then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of the Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Shares or Preferred Shares, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Preferred Shares, (a) the establishment of the terms of such Preferred Shares by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Maryland Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Shares in accordance with the Charter and applicable law;

•	with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law;

•	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law; and

•	with respect to Warrants, Stock Purchase Units or Contracts, Subscription Rights or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of Common Shares, such Common Shares, will be validly issued, fully paid and nonassessable.

2.	Upon the Future Authorization and Issuance of Preferred Shares, such Preferred Shares will be validly issued, fully paid and nonassessable.

3.	Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

5.	Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

6.	Upon the Future Authorization and Issuance of Stock Purchase Units or Contracts, such Stock Purchase Units or Contracts will be valid and binding obligations of the Company.

7.	Upon the Future Authorization and Issuance of Subscription Rights, such Subscription Rights will be valid and binding obligations of the Company.

8.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP